Exhibit 16.1

Raich Ende Malter & Co. LLP
90 Merrick Avenue
East Meadow, NY 11554
Phone: (516) 228-9000

April 5, 2007

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Wentworth V, Inc.

Ladies and Gentlemen:

We have read the statements made by Wentworth V, Inc. in Item 4.01(a)(i), (ii) and (iv) of the accompanying Current Report on Form 8-K (Commission file number 0-52190), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Raich Ende Malter & Co. LLP

Raich Ende Malter & Co. LLP
Certified Public Accountants